Exhibit 10.3

Amendment to Agreement

This Amendment made and entered into as of this 2nd day of July, 2018, by and between Crown Electrokinetics Corp., a corporation of Delaware, having its principal place of business at 1110NE Circle Blvd., Corvallis, OR 97330, the U.S.A. (hereinafter referred to as the “COMPANY”) and AGC Inc., a corporation of Japan, having its principal place of business at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8405 Japan, including AGC Business Development Americas, a division of AGC Flat Glass North America, Inc. (collectively hereinafter referred to as “AGC”),

WITNESSETH:

WHEREAS, the COMPANY and AGC entered into “Agreement” as of the 15th day of November, 2017 (hereinafter referred to as “Original Agreement”), under which the COMPANY agreed to provide Samples of Phase 1 (as defined in Original Agreement) to AGC and in six (6) months from the Effective Date (as defined in Original Agreement; the 15th day of November, 2017), and

WEREAS, the COMPANY failed to provide those Samples by the day on which the COMPANY agreed to provide the Samples and requested AGC to extend its due date of the provision of the Samples, and AGC accepted such request,

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article 1 Amendment to Section 1 of the Original Agreement

The phrase “in six (6) months from the Effective Date” in Section 1 of the Original Agreement shall be replaced in its entirety with “by the 30th day of September, 2018”.

Article 2 Effective Date

This Amendment shall retroactively come into effect on the 14th day of May, 2018.

Article 3 Full Force and Effect

Except as otherwise modified herein, all other terms and conditions of the Original Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

COMPANY		AGC

BY:	/s/ James Douvikas	BY:	/s/ Hiroki Kamiya
NAME:	James Douvikas	NAME:	Hiroki Kamiya
TITLE:	CEO	TITLE:	GM Planning Division Technology General Division